AXA Equitable Life Insurance Company

ACCUMULATOR®
SERIES CP®

Application for an Individual Annuity

Regular Mail:
AXA Equitable
Retirement Service Solutions
P.O. Box 1577
Secaucus, NJ 07096-1577

Express Mail:
AXA Equitable
Retirement Service Solutions
500 Plaza Drive, 6th Floor
Secaucus, NJ 07094-3619

redefining / standards®

For Assistance, please call 800-338-3434
www.axa.com

AXA Advisors, LLC

PLEASE PRINT

1. Contract Series and Type

A. Contract Series

☑ **Series CP® ($25,000 minimum contribution)**

REQUIRED

B. Choose a Contract Type.

☐ Non-Qualified

☐ Traditional IRA

☐ Roth IRA

☐ Qualified Plan Defined Contribution (DC)

☐ Qualified Plan Defined Benefit (DB)

REQUIRED

C. Total Initial Contribution(s): $ ______________________ (Estimated Value Required In Case Of Transfer)

Specify Method(s) of Payment:

☐ Check or Wire (make check payable to AXA Equitable)

☐ 1035 Exchange (NQ)

☐ CD or Mutual Fund Proceeds (NQ)

☐ Direct Transfer (IRA or Roth IRA)

☐ Financial Professional/Client will request funds (AXA Equitable's assistance in collecting funds not required) (IRA or Roth IRA)

☐ Rollover (IRA or Roth IRA)

☐ IRA Regular Contribution for the year 20__ (IRA or Roth IRA)

2. Account Registration (Must be legal resident of U.S. or U.S. territories)

R E Q U I R E D

Please check one

☐ Individual ☐ UGMA/UTMA (Child's SSN ______________________)

The Owner types below require additional form(s). See the New Business Form Booklet for more information.

☐ Trust ☐ Qualified Plan Trust (DC/DB) ☐ Other Non-Natural Owner

A. Owner

☐ Male ☐ Female **Date of Birth (MM/DD/YYYY)** ______________ **Daytime Phone #** ______________

Owner Name ____
(First) (Middle Initial) (Last)

Owner Taxpayer Identification Number (Check one) ☐ SSN ☐ EIN ☐ ITIN ______________

____
U.S. Primary Residential Address only — No P.O. Box City State Zip Code

If your Mailing Address is different from the Primary Residential Address above, please provide your Mailing Address in Section 11.

Email Address ____

Annuity Commencement Date: The Annuity Commencement Date will be the Contract Date Anniversary following the Annuitant's 95th birthday. If GMIB is elected, the Annuity Commencement Date will be the Contract Date Anniversary following the Owner's 95th birthday if older than the Annuitant. You may commence Annuity payments earlier by submitting a written request to our Processing Office in accordance with the Contract.

B. PATRIOT Act Information: Owner must complete this section. If Owner is not an individual, the annuitant must complete.

R E Q U I R E D

U.S. Citizen ☐ Yes ☐ No If yes, check one: ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

If no, check either: ☐ U.S. Visa (Complete below) or ☐ Permanent Resident (Green Card) (Copy of document required)

____
Identification/Passport# Exp. Date U.S. Visa Type (if applicable)

____
Your Employer's Name Your Occupation

C. Joint Owner (Must be legal resident of U.S. or U.S. territories) NQ only

☐ Male ☐ Female **Date of Birth (MM/DD/YYYY)** ______________ **Daytime Phone #** ______________

Name ____
(First) (Middle Initial) (Last)

Taxpayer Identification Number (Check one) ☐ SSN ☐ ITIN ______________

____
U.S. Primary Residential Address — No P.O. Box City State Zip Code

Email Address ____

Joint Owner Form of Identification (Check one) ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

____
Identification Number Exp. Date (MM/DD/YYYY)

D. Annuitant (Required if other than Owner.) Annuitant must complete the PATRIOT Act information section 2B on the previous page if the owner is NOT an individual.

☐ Male ☐ Female **Date of Birth (MM/DD/YYYY)** ____________ Daytime Phone # ____________

Name ________________________________
(First) **(Middle Initial)** **(Last)**

Taxpayer Identification Number (Check one.) ☐ **SSN** ☐ **ITIN** ____________

____
U.S. Primary Residential Address only — No P.O. Box City State Zip Code

E. Joint Annuitant **Only complete this section if this is a NQ 1035 Exchange of an existing contract with joint annuitants who are spouses.**

☐ Male ☐ Female **Date of Birth (MM/DD/YYYY)** ____________ Daytime Phone # ____________

____
Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) ☐ SSN ☐ ITIN

____
U.S. Primary Residential Address only — No P.O. Box City State Zip Code

3. Beneficiary(ies) (Please use Special Instructions for Additional Beneficiaries.)

REQUIRED

Please enter the beneficiaries full name below. Unless otherwise indicated, proceeds will be divided equally.

A. Primary

1. ____________ ____% ____________
Primary Beneficiary Name Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ____________ ____________
Date of Birth (MM/DD/YYYY)
____________ ____________
Address Phone #

2. ____________ ____% ____________
Primary Beneficiary Name Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ____________ ____________
Date of Birth (MM/DD/YYYY)
____________ ____________
Address Phone #

B. Contingent

1. ____________ ____% ____________
Contingent Beneficiary Name Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ____________ ____________
Date of Birth (MM/DD/YYYY)
____________ ____________
Address Phone #

2. ____________ ____% ____________
Contingent Beneficiary Name Relationship to Owner[1]
☐ SSN ☐ EIN ☐ ITIN ____________ ____________
Date of Birth (MM/DD/YYYY)
____________ ____________
Address Phone #

[1] Enter the relationship to the annuitant when the Owner is not an Individual.

4. Optional Benefit Elections

REQUIRED

These optional riders are purchased for an additional charge. You should read the prospectus, disclosure on page 8 and applicable supplements for more complete information including the limitations, restrictions, charges and other information that applies to these features before making a selection.

A. Guaranteed Minimum Income Benefit (GMIB)

Guaranteed Minimum Income Benefit (GMIB) and Guaranteed Minimum Death Benefit (GMDB) elections are made in this section.

- **GMIB is declined unless you make an election in 1 or 2 below.**
- Owner issue ages 20–70. (If the Owner's issue age is 66 or older, only the Highest Anniversary Value GMDB and the Return of Principal GMDB are available.)
- The maximum Owner issue age for the "Greater of" GMDB in 1 and 2 below is age 65.

There are two rollup rates associated with the GMIB and the rollup benefit base of the "Greater of" GMDB. The Deferral Rollup rate of 5% is applicable until the contract year in which you begin taking withdrawals from the contract. If withdrawals begin after the contract date anniversary when the Owner is age 64, the Annual Rollup rate will be 5%. If withdrawals begin on or prior to the contract date anniversary when the Owner Is age 64, the Annual Rollup rate will be 4%.

You may ONLY pick GMIB I—Asset Allocation or GMIB II—Custom Selection, not both.

1. **GMIB I—Asset Allocation**
   - If you elect GMIB I, you must elect Option A in Section 7.

Choose One: (If the Owner's issue age is 66 or older, only the Highest Anniversary Value GMDB and the Return of Principal GMDB are available.)

☐ **Yes,** I wish to elect GMIB I and "Greater of" GMDB I
☐ **Yes,** I wish to elect GMIB I and Highest Anniversary Value to Age 85 GMDB
☐ **Yes,** I wish to elect GMIB I and Return of Principal GMDB[1]

2. **GMIB II—Custom Selection**
   - If you elect GMIB II, you can elect either Option A or B in Section 7.

Choose One: (If the Owner's issue age is 66 or older, only the Highest Anniversary Value GMDB and the Return of Principal GMDB are available.)

☐ **Yes,** I wish to elect GMIB II and "Greater of" GMDB II
☐ **Yes,** I wish to elect GMIB II and Highest Anniversary Value to Age 85 GMDB
☐ **Yes,** I wish to elect GMIB II and Return of Principal GMDB[1]

B. Guaranteed Minimum Death Benefit (GMDB)

If you elected GMIB do not complete this section.

- If you did not elect GMIB, this section is MANDATORY.

☐ Return of Principal GMDB[1] – Owner issue ages **0–70**
☐ Highest Anniversary Value – Owner issue ages **0–70**

C. Earnings Enhancement Benefit (EEB)

(Not available for Qualified Plan Defined Benefit or Qualified Plan Defined Contribution.)

EEB is declined unless "**Yes**" is checked below.

☐ **Yes,** I wish to elect the EEB – Owner issue ages **0–70**

5. Annual Reset Election

- **If you elected GMIB I or GMIB II in section 4A, your contract will automatically issue with the Automatic Reset program.**
- The Automatic Reset program resets my GMIB and if elected "Greater of" GMDB each year that I am eligible.

To opt out of the Automatic Reset Program, please check the box below.

☐ I decline the Automatic Reset Program.

Or to elect a Customized Reset Program, check the box below.

☐ **Customized Reset Program** Reset my GMIB and if elected "Greater of" GMDB each year up to and including the contract anniversary date in the year _____ (YYYY) only. I understand that resets will only occur during this time period if I am eligible.

Resets will occur automatically unless such automatic resets are or have been terminated. The reset will result in a new wait period to exercise the GMIB of up to the later of 10 years or the original exercise date, but not later than age 85.

[1] There is no charge for the Return of Principal death benefit.

6. Special Dollar Cost Averaging Programs

- If you elect the Special Money Market DCA program below, you must allocate 100% of your initial contribution to the Special Money Market DCA program. You must also choose the Investment Options in Section 7 to which amounts will be transferred from the Special Money Market DCA Account.
- All future contributions will be allocated according to the percentages below unless instructed otherwise by you.
- Contributions received after the Special Money Market DCA program terminates will be allocated to the Investment Options according to the instructions below.

Check box for one time period.

☐ 3 months ☐ 6 months ☐ 12 months

- You may have one DCA program in effect at any given time.

7. Investment Selection

REQUIRED

Contribution Allocation – You must allocate your initial contribution among Fixed Account and/or VIOs below using the Contribution Allocation Column, which must total 100%. All future contributions will be allocated according to the percentage below unless instructed otherwise by you.

Option A-Asset Allocation:

If GMIB I, Asset Allocation was elected you MUST choose Option A.
If GMIB II, Custom Selection was elected you may choose either Option A below or Option B on page 6.

Contribution Allocation % (Required)

Fixed Account — Percentages must be whole numbers

_______% Guaranteed Interest Option (GIO)

The maximum allocation to GIO is 25% of your Contribution.

Variable Investment Options — Percentages must be whole numbers

Asset Allocation

Contribution Allocation % (Required)	
_______%	AXA Balanced Strategy
_______%	AXA Conservative Growth Strategy
_______%	AXA Conservative Strategy
_______%	AXA Growth Strategy
_______%	AXA Moderate Growth Strategy
_______%	AXA/AB Dynamic Moderate Growth
_______%	EQ/Money Market
100% TOTAL	

Option B-Custom Selection:

- Percentages must be whole numbers.
- Under Option B, your account value is automatically rebalanced to these allocations quarterly, based on your Contract Year.
- Option B is not available if you elected GMIB I – Asset Allocation in Section 4.

Contribution Allocation % (Required)

Category 1:

Fixed Income – *You must allocate at least 30% of your Contribution to this Investment Option Category.*

** You may not allocate more than 30% to this fund.*

________% EQ/Core Bond Index
________% EQ/Intermediate Government Bond
________% EQ/Money Market*
________% EQ/Quality Bond PLUS
________% Multimanager Core Bond

Category 2:

Asset Allocation/Indexed – *You may allocate up to 70% of your Contribution to this Investment Option Category. You must allocate at least 20% of your Contribution to this Investment Option Category if you select funds within Category 3 or Category 4.*

** You may not exceed 40% per fund.*

________% AXA Balanced Strategy
________% AXA Conservative Growth Strategy
________% AXA Conservative Strategy
________% AXA Growth Strategy
________% AXA Moderate Growth Strategy
________% AXA 400 Managed Volatility*
________% AXA 500 Managed Volatility*
________% AXA 2000 Managed Volatility*
________% AXA International Managed Volatility*
________% AXA/AB Dynamic Moderate Growth

Category 3:

Core Diversified – *You may allocate up to 50% of your Contribution to this Investment Option Category. You may not exceed 25% per fund within this category.*

You must allocate at least 20% of your Contribution to Category 2 if you select funds within this Category.

________% AXA/Franklin Small Cap Value Managed Volatility
________% AXA/Franklin Balanced Managed Volatility
________% AXA/Franklin Templeton Allocation Managed Volatility
________% EQ/Global Bond PLUS
________% AXA Global Equity Managed Volatility
________% AXA International Core Managed Volatility

Contribution Allocation % (Required)

Category 3 (continued):

________% AXA Large Cap Core Managed Volatility
________% AXA Large Cap Growth Managed Volatility
________% AXA Large Cap Value Managed Volatility
________% AXA Mid Cap Value Managed Volatility
________% AXA/Mutual Large Cap Equity Managed Volatility
________% AXA/Templeton Global Equity Managed Volatility
________% Multimanager Aggressive Equity
________% Multimanager Mid Cap Growth
________% Multimanager Mid Cap Value
________% Charter[SM] Multi-Sector Bond
________% Charter[SM] Small Cap Growth
________% Charter[SM] Small Cap Value

Category 4:

Manager Select – *You may allocate up to 25% of your contribution to this Investment Option Category. You may not exceed 15% per fund within this Category.*

You must allocate at least 20% of your Contribution to Category 2 if you select funds within this Category.

________% 1290 VT Equity Income
________% 1290 VT Socially Responsible Portfolio
________% AXA/AB Small Cap Growth
________% AXA/ClearBridge Large Cap Growth Portfolio
________% AXA/Janus Enterprise Portfolio
________% AXA/Loomis Sayles Growth
________% EQ/Capital Guardian Research
________% EQ/Invesco Comstock
________% EQ/JPMorgan Value Opportunities
________% EQ/MFS International Growth
________% EQ/Oppenheimer Global
________% EQ/PIMCO Ultra Short Bond
________% EQ/T. Rowe Price Growth Stock
________% EQ/UBS Growth and Income
________% Multimanager Technology Portfolio

OPTION B TOTALS – MUST EQUAL 100%

________% +	________% +	________% +	________% =	100 %
Category 1	Category 2	Category 3	Category 4	TOTAL

8. Broker Transfer Authority Disclosure

☐ **Yes.** I have granted authority to each of my Financial Professional(s), which are listed below, to act as my agent and provide to AXA Equitable Investment Option transfer instructions in writing, by telephone or electronically, and I hereby authorize and direct AXA Equitable to act on such instructions. I understand and acknowledge that AXA Equitable (i) may rely in good faith on the stated identity of the person(s) placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. AXA Equitable will continue to act upon this authorization until such time as we receive written notification in our Processing Office that broker transfer authority has been terminated. Upon receipt of such notification, AXA Equitable will terminate the Financial Professional's(s') ability to provide transfer instructions on your behalf. AXA Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

9. Current Insurance

BOTH questions in the Owner Response and the Financial Professional Response columns must be completed and match for the contract to be issued.

REQUIRED

Replacement Questions	Owner Response	Financial Professional Response
1. Do you have any other existing life insurance or annuities? *(If yes, a State Replacement Form is required by NAIC model regulation states even if you answer no for question 2.)*	☐ Yes ☐ No	☐ Yes ☐ No
2. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Certificate/Contract applied for will be issued on the life of the Owner? *(If yes, complete the following below and submit a State Replacement Form and Sales Material Form, if required.)*	☐ Yes ☐ No	☐ Yes ☐ No

Please list the contract(s) below that will be used to fund this new AXA contract

Company	Type of Plan	Year Issued	Certificate/Contract Number
Company	Type of Plan	Year Issued	Certificate/Contract Number
Company	Type of Plan	Year Issued	Certificate/Contract Number

10. Fraud Warning

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

11. Special Instructions

Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 2A, please complete the following:

Mailing Address — P.O. Box accepted	City	State	Zip Code

12. Electronic Delivery

☐ **I authorize AXA Equitable to send all documents regarding my contract to me electronically. This means that my contract, contract endorsements, annuity statements, confirmation notices, privacy policy, prospectuses and all other notices regarding my contract will be sent to me electronically.**

My email address is[1]: ______________________

This authorization will continue unless and until revoked and means that AXA Equitable will send an email or notice to me when documents are available on AXA Equitable's website. Please logon to axa.com to update your email address, revoke your authorization for electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons.

To receive and view such documents electronically, I understand I must register (with a user name and password) for online account access with AXA Equitable. Upon issuance of your contract you will receive an email providing a temporary password and instructions to register for online account access. Through this online account you can view, download or save statements and other documents to your home computer. If the email provided is not a valid address, you will receive paper versions of your statements and other contract related documents. When you agree to do transactions electronically on axa.com, you agree to the disclosures, terms and requirements pertaining to electronic transactions set forth on the website.

[1]Custodially owned contracts: please provide the annuitant's email address. Other non-natural owners (such as trusts): please provide the email address of the authorized signatory.

13. Signature and Acknowledgements

GENERAL DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

- **ACCOUNT VALUE(S) ATTRIBUTABLE TO ALLOCATIONS TO THE VARIABLE INVESTMENT OPTIONS, AND ANY VARIABLE ANNUITY BENEFIT PAYMENTS I MAY ELECT, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.**
- In the case of IRAs and Qualified Plans that provide tax deferral under the Internal Revenue Code, by signing this application I acknowledge that I am buying the Contract for its features and benefits other than tax deferral, as the tax deferral feature of the Contract does not provide additional benefits.
- Under penalty of perjury, I certify that the Tax Identification Number in Section 2 is correct.
- All information and statements furnished in this application are true and complete to the best of my knowledge and belief.
- AXA Equitable may accept amendments to this application provided by me or under my authority.
- No Financial Professional has the authority to make or modify any Contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable's rights and regulations. AXA Equitable must agree to any change made to the Contract and benefits applied for, or to the age at issue, in writing.
- Charges under the Contract generally apply for the duration of the Contract.
- Fees, Charges and Investment Options vary by Series.

OPTIONAL BENEFIT DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:

- No optional benefits are elected unless I checked the appropriate boxes in Section 4. Some elections may not be changed after the Contract has been issued to me.
- There are additional charges for an optional benefit elected in Section 4.
- Withdrawals under the Contract may reduce my optional benefit(s).
- The crediting rate used for the GMIB and GMDB benefit base (if elected) does not represent a guarantee of my Account Value or Cash Value, and if I exercise GMIB, the benefit base will be in the form of lifetime periodic payments only.
- Depending on my/our age, a GMIB and GMDB elected in Section 4 may be of limited usefulness because federal income tax lifetime required minimum distributions begins after age 70½ and such distributions that are withdrawn from the Contract may significantly reduce the benefit.
- Unless otherwise declined, eligible contracts will automatically issue with the Automatic Reset program. The Automatic Reset program resets my GMIB and if elected "Greater of" GMDB Rollup Benefit Base each year that I am eligible. Resets will occur automatically unless such automatic resets are or have been terminated. The annual reset will result in a new wait period to exercise the GMIB, of up to the later of 10 years or the original exercise date (but not later than age 85) which may be started beginning on each Contract Date Anniversary that the GMIB and if elected "Greater of" GMDB Rollup Benefit Base is reset. If my Annuity Account Value does not exceed my GMIB benefit base on any Contract Anniversary, no reset will occur. To cancel my reset I must submit a signed and completed reset cancellation request. Any such request must be received at AXA Equitable's processing office at least 1 business day prior to the Contract Date Anniversary to which the cancellation applies. Requests received after this window will apply the following year. I am not able to cancel a reset once it has occurred. For jointly owned Contracts, eligibility to reset the benefit base is based on the age of the older owner. My GMIB benefit can no longer be exercised 30 days after the contract anniversary following my 85th birthday. There will be no further roll ups or resets to my GMIB benefit base after that time.
- We reserve the right to charge for the Guaranteed Minimum Income Benefit Rider and the "Greater of" Guaranteed Minimum Death Benefit rider up to a maximum rate of 2.30% each if the GMIB I/GMDB I is elected and 2.60% each if GMIB II/GMDB II is elected at any time. You will have the option to exercise the GMIB or drop the GMIB and GMDB if a fee increase is imposed. If we increase the charge for riders, you may elect to terminate your riders by submitting a written request to our Processing Office.

Prospectus Information: **I acknowledge that I have received the most current prospectus and supplements, for Accumulator® Series CP®. After reviewing my financial information and goals with my Financial Professional, I believe that this Certificate/Contract will meet my financial goals.**

REQUIRED

Consent for Delivery of Initial Prospectus on CD-ROM:

☐ **Yes. By checking this box and signing the enrollment form/application below, I acknowledge that I received the initial prospectus on computer readable compact disk "CD", and that my computer has a CD drive and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print or download it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 800-789-7771, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable's Electronic Delivery Service.**

Contract State :

We will issue and deliver a contract to you based upon your state of primary residence. If you sign the enrollment form/application in a state other than your primary residence state:

I certify that either: ☐ I have a second residence where the enrollment form/application was signed (the state of sale) or ☐ I work or maintain a business in the state where the enrollment form/application was signed (the state of sale). (Check one)

13. Signature and Acknowledgements (continued)

When you sign this application, you are agreeing to the elections that you have made in this application and acknowledge that you have read and understand the information.

REQUIRED

X ______________________ ______ ______ ______
Owner Signature | City, | State | Date (MM/DD/YYYY)

X ______________________ ______ ______ ______
Joint Owner Signature | City, | State | Date (MM/DD/YYYY)

X ______________________ ______ ______ ______
Annuitant Signature (if other than Owner) | City, | State | Date (MM/DD/YYYY)

X ______________________ ______ ______ ______
Joint Annuitant Signature (if other than Owner) | City, | State | Date (MM/DD/YYYY)

14. Financial Professional Information

REQUIRED

A. Did you (i) verify the identity by reviewing the driver's license/passport of the Owner, or in the case of an entity owner, obtain documentary evidence of entity's existence (e.g. articles of incorporation, trust agreement, etc.), and (ii) inquire about the source of the customer's assets and income? ☐ Yes ☐ No

B. Is the Proposed Owner/Annuitant, or is their family member or close associate, a government, political official or foreign military official? ☐ Yes ☐ No

If "Yes", please provide explanation of position and relationship ______

C. Is the Proposed Owner/Annuitant currently an Active Duty* Member of the Armed Forces? ☐ Yes ☐ No

(If Yes, you must also submit a completed and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES).

***Active Duty means full-time duty in active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. It does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.**

X ______________________ ______ ELAS ______
Primary Financial Professional Signature | Social Security Number | Agent Code

______________________ ______% ______
Print Name | | Phone Number

______________________ ______ ______
Client Account Number | Email Address | Agent Location

X ______________________ ______ ______
Financial Professional Signature | Social Security Number | Agent Code

______________________ ______% ______
Print Name | | Phone Number

Financial Professional Use Only. Contact your home office for program information.

Once selected, program cannot be changed.

☐ Option I ☐ Option II ☐ Option III ☐ Option IV ☐ Option V